                                                                     Exhibit 4.2


                                                                  EXECUTION COPY

         FIRST AMENDMENT TO INDENTURE (this "AMENDMENt"), dated as of November 13, 2001, among ISP CHEMCO INC., a Delaware corporation, ISP CHEMICALS INC., a Delaware corporation, ISP MINERALS INC., a Delaware corporation, ISP TECHNOLOGIES INC., a Delaware corporation (each, an "ISSUER" and, collectively, the "ISSUERS"), the Guarantors listed on SCHEDULE I attached hereto and WILMINGTON TRUST COMPANY, as trustee (the "TRUSTEE").

         WHEREAS, the Issuers, the Guarantors and the Trustee entered into that certain Indenture, dated as of June 27, 2001 (the "INDENTURE");

         WHEREAS, the parties hereto wish to amend the Indenture in the manner set forth herein; and

         WHEREAS, capitalized terms used herein without definition have the meanings assigned to them in the Indenture.

         NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree for the equal and ratable benefit of the Holders of the Notes as follows:

         SECTION 1. AMENDMENTS TO INDENTURE. Effective as of the date hereof:

         (a) The definition of "Additional Notes" in Article 1 of the Indenture is hereby amended by adding the following: "For the avoidance of doubt, all Notes (other than the Initial Notes) issued under this Indenture shall be deemed to have been issued as part of the same series as the Initial Notes notwithstanding that such Notes have different dates from which interest accrues thereon, have different "CUSIP" numbers or may otherwise be referred to as different "A" series.

         (b) Section 2.01(a) of the Indenture is hereby amended by deleting the reference to "Exhibit A" contained therein and substituting in replacement thereof a reference to "Exhibits A1 or A2".

         (c) Each of Paragraph 1 of Exhibit A1 attached to the Indenture and the first paragraph of Paragraph 1 of Exhibit A2 attached to the Indenture is hereby amended and restated in its entirety as follows:

               "1. INTEREST. Each of ISP Chemco Inc., a Delaware corporation, ISP Chemicals Inc., a Delaware corporation, ISP Minerals Inc., a Delaware corporation, and ISP Technologies Inc., a Delaware corporation (the "Issuers"), promises to pay interest on the principal amount of this Note at 10 1/4% per annum until maturity and shall pay the LiquidatEd Damages payable pursuant to
Section 5 of the Registration Rights Agreement referred to below. The Issuers shall pay interest and Liquidated Damages semi-annually in arrears on January 1 and July 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each, an "Interest Payment Date"). Interest on this Note will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance; PROVIDED that if there is no existing Default in the payment of interest, and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding

Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; PROVIDED, FURTHER, that the first Interest Payment Date shall be the first of January 1 or July 1 to occur after the date of issuance, unless such January 1 or July 1 occurs within one calendar month of such date of issuance, in which case the first Interest Payment Date shall be the second of January 1 or July 1 to occur after the date of issuance. The Issuers shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal and premium, if any, from time to time on demand at a rate that is 1% per annum in excess of the rate then in effect; they shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interest and Liquidated Damages (without regard to any applicable grace periods) from time to time on demand at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months."

         (d) Each of Paragraph 4 of Exhibit A1 attached to the Indenture and Paragraph 4 of Exhibit A2 attached to the Indenture is hereby amended by deleting the reference to "(the "Indenture")" contained therein and substituting in replacement thereof a reference to "(as amended from time to time, the "Indenture")".

         (e) Each of the first paragraph of Exhibit B attached to the Indenture, the first paragraph of Exhibit C attached to the Indenture, the first paragraph of Exhibit D attached to the Indenture, Exhibit E attached to the Indenture and the first recital of Exhibit F attached to the Indenture is hereby amended by deleting the reference to "(the "INDENTURE")" contained therein and substituting in replacement thereof a reference to "(as amended from time to time, the "INDENTURE")".

         SECTION 2. REFERENCE TO AND EFFECT ON THE INDENTURE.

         (a) Upon and after the effectiveness of this Amendment, each reference in the Indenture (other than the Exhibits attached thereto) to "this Indenture," "hereunder," "hereof" or words of like import referring to the Indenture, and each reference in any Note issued prior to the date hereof (including any Note Guarantee endorsed thereon) to "the Indenture," "thereunder," "thereof" or words of like import referring to the Indenture, shall mean and be a reference to the Indenture as amended hereby.

         (b) Except as specifically amended above, the Indenture and the Notes issued prior to the date hereof (including the Note Guarantees endorsed thereon) are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed.

         (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Issuer, any Guarantor, any Holder or the Trustee under the Indenture or any of the Notes (including the Note Guarantees endorsed thereon), or constitute a waiver or amendment of any provision of the Indenture or any of the Notes (including the Note Guarantees endorsed thereon).

         SECTION 3. MISCELLANEOUS.

         (a)   TRUSTEE.

         The Trustee accepts the amendments of the Indenture effected by this Amendment and agrees to execute the trusts created by the Indenture as hereby amended, but only upon the terms and conditions set forth in the Indenture. The Trustee assumes no responsibility for the correctness of the recitals contained herein, which shall be taken as the statements of the Issuers and the Guarantors. The Trustee makes no representation and shall have no responsibility as to the validity of this Amendment or the proper authorization or the due executions hereof by the Issuers or the Guarantors.

         (b)   GOVERNING LAW.

         THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS AMENDMENT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

         (c)   SEVERABILITY.

         In case any provision in this Amendment shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

         (d)   COUNTERPART ORIGINALS.

         The parties may sign any number of copies of this Amendment. Each signed copy shall be an original, but all of them together represent the same agreement.



                            [Signature Pages Follow]

         IN WITNESS WHEREOF, the parties have executed this First Amendment to Indenture as of the date first written above.


                                ISSUERS:

                                ISP CHEMCO INC.
                                ISP CHEMICALS INC.
                                ISP MINERALS INC.
                                ISP TECHNOLOGIES INC.


                                By: /s/ SUSAN B. YOSS
                                   ------------------------------
                                   Name:   Susan B. Yoss
                                   Title:  Executive Vice President--Finance &
                                           Treasurer


                                GUARANTORS:

                                ISP MANAGEMENT COMPANY, INC.
                                BLUEHALL INCORPORATED
                                VERONA INC.
                                ISP REAL ESTATE COMPANY, INC.
                                ISP FREETOWN FINE CHEMICALS INC.
                                ISP INTERNATIONAL CORP.
                                ISP (PUERTO RICO) INC.
                                ISP ALGINATES INC.
                                ISP INVESTMENTS INC.
                                ISP GLOBAL TECHNOLOGIES INC.


                                By: /s/ SUSAN B. YOSS
                                   ------------------------------
                                   Name:   Susan B. Yoss
                                   Title:  Executive Vice President--Finance &
                                           Treasurer


                                ISP MANAGEMENT LLC

                                By:  ISP Management Company, Inc., its Sole
                                Member


                                By: /s/ SUSAN B. YOSS
                                   ------------------------------
                                   Name:   Susan B. Yoss
                                   Title:  Executive Vice President--Finance &
                                           Treasurer

                                ISP MINERALS LLC

                                By:  ISP Minerals Inc., its Sole Member


                                By: /s/ SUSAN B. YOSS
                                   ------------------------------
                                   Name:   Susan B. Yoss
                                   Title:  Executive Vice President--Finance &
                                           Treasurer


                                ISP CHEMICALS LLC

                                By:  ISP Chemicals Inc., its Sole Member


                                By: /s/ SUSAN B. YOSS
                                   ------------------------------
                                   Name:   Susan B. Yoss
                                   Title:  Executive Vice President--Finance &
                                           Treasurer


                                ISP TECHNOLOGIES LLC

                                By:  ISP Technologies Inc., its Sole Member


                                By: /s/ SUSAN B. YOSS
                                   ------------------------------
                                   Name:   Susan B. Yoss
                                   Title:  Executive Vice President--Finance &
                                           Treasurer


                                ISP INVESTMENTS LLC

                                By:  ISP Investments Inc., its Sole Member


                                By: /s/ SUSAN B. YOSS
                                   ------------------------------
                                   Name:   Susan B. Yoss
                                   Title:  Executive Vice President--Finance &
                                           Treasurer

                                ISP GLOBAL TECHNOLOGIES LLC

                                By:  ISP Global Technologies Inc., its Sole
                                     Member


                                By: /s/ SUSAN B. YOSS
                                   ------------------------------
                                   Name:   Susan B. Yoss
                                   Title:  Executive Vice President--Finance &
                                           Treasurer


                                ISP ENVIRONMENTAL SERVICES INC


                                By: /s/ RICHARD A. WEINBERG
                                   -----------------------------
                                   Name:   Richard A. Weinberg
                                   Title:  Secretary

                                TRUSTEE:

                                WILMINGTON TRUST COMPANY


                                By: /s/ JAMES D. NESCI
                                   --------------------------------------
                                   Name: James D. Nesci
                                   Title:

                                   SCHEDULE I

ISP Management Company, Inc.
Bluehall Incorporated
Verona Inc.
ISP Real Estate Company, Inc.
ISP Freetown Fine Chemicals Inc.
ISP International Corp.
ISP (Puerto Rico) Inc.
ISP Alginates Inc.
ISP Environmental Services Inc.
ISP Investments Inc.
ISP Global Technologies Inc.
ISP Chemicals LLC
ISP Management LLC
ISP Minerals LLC
ISP Technologies LLC
ISP Investments LLC
ISP Global Technologies LLC




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